Exhibit 99.1

FOR IMMEDIATE RELEASE

BANK7 CORP. COMPLETES ACQUISITION OF CORNERSTONE BANK

ACQUISITION ADDS CORE FUNDING TO BANK7’S EXISTING DEPOSIT BASE AND EXPANDS ITS SCALE IN THE OKLAHOMA MARKET

OKLAHOMA CITY, December 10, 2021 –Bank7 Corp. (NASDAQ: BSVN), announced today that it has completed its previously announced share acquisition of Watonga Bancshares, Inc. the bank holding company of Cornerstone Bank (“Cornerstone”). As a result of the acquisition, Bank7 now has three additional branches on the western edge of the Oklahoma City metropolitan area. The acquisition enhances Bank7’s presence in the Oklahoma City market and brings the total number of Bank7 branches to 12, with 4 in the Oklahoma City metropolitan area.

The acquisition of Cornerstone increases Bank7’s total assets by $254 million to $1.4 billion, increases total deposits by $228 million to $1.2 billion, and increases total loans by $118 million to $1 billion, each as of September 30, 2021.

Thomas L. Travis, President & CEO of Bank7 remarked “We are happy to announce the completion of the Cornerstone acquisition and we look forward to working closely with our new team members and also serving our new customers. The Cornerstone customers will continue to work with their longtime bankers and benefit from their great service. We look forward to a successful integration and also achieving our financial goals to the benefit of all shareholders.”

About Bank7 Corp.
We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Forward-Looking Statements
This press release and oral statements made regarding the subject of this press release contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, expectations regarding the expenses related to, and the cost-savings resulting from the integration the seller’s operations with our own, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events, successful and efficient integration of the seller’s operations with our own, and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this press release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict, including risks, uncertainties and assumptions related to the integrations of the seller’s operations with our own. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

CONTACT:
Thomas Travis
President & CEO
(405) 810-8600

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